UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2021
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street,	New York,	NY	10011
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Paragraph

As previously disclosed in the Current Report on Form 8-K filed on December 1, 2021 by IAC/InterActiveCorp (“IAC”), (the “Initial 8-K”), Dotdash Media Inc. (formerly known as About Inc., "Dotdash"), a wholly owned subsidiary of IAC, completed its previously announced acquisition of Meredith Holdings Corporation ("New Meredith") on December 1, 2021. Prior to the completion of the acquisition, New Meredith, which holds Meredith Corporation's ("Meredith") legacy national media business, was separated from Meredith's local media group business through a distribution of the capital stock of New Meredith to Meredith's stockholders on a one-for-one basis.

Pursuant to the Agreement and Plan of Merger, dated as of October 6, 2021, by and among Dotdash, New Meredith, Meredith and, for certain limited purposes set forth therein, IAC (as amended, supplemented or otherwise modified in accordance with its terms, the "Merger Agreement"), the acquisition was consummated through a merger of Mercury Sub Inc., a wholly owned subsidiary of Dotdash ("Merger Sub"), with New Meredith (the "Merger"), with New Meredith continuing as the surviving corporate in the Merger. The combined entity has been named Dotdash Meredith, Inc. ("Dotdash Meredith").

At the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of New Meredith (other than certain excluded shares) was converted into the right to receive from Dotdash $42.18 in cash. Pursuant to the Merger Agreement, New Meredith equity awards were cancelled, and in exchange each holder received such holder's portion of the merger consideration, if any, as set forth in the Merger Agreement, less the per share exercise price in the case of stock options.

On December 1, 2021, Dotdash Meredith, Inc. (the "Borrower"), the immediate parent company of Dotdash, entered into a Credit Agreement among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the "Credit Agreement"). The Credit Agreement provides for a five-year $350 million term loan A, a seven-year $1.25 billion term loan B and a five-year $150 million revolving credit facility. The Borrower used the proceeds from the term loans to fund, in part, the cash consideration payable in connection with the Merger, and pay related fees and expenses.

This Current Report on Form 8-K/A amends and supplements the Initial 8-K solely to include the pro forma financial information required pursuant to Item 9.01 of Form 8-K. The remainder of the information in the Initial 8-K is not hereby amended.

Item 9.01. Financial Statements and Exhibits

(a) Pro Forma Financial Information.

The pro forma financial information of the Company required to be filed in connection with the acquisition described in Item 2.01 in the Original Form 8-K is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated by reference herein.

(b) Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Statements of IAC and New Meredith
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ KENDALL HANDLER
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary
Date: February 9, 2022

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